Sprinklr Announces First Quarter Fiscal 2027 Results
•Q1 Total Revenue of $219.5 million, up 7% year-over-year
•Q1 Subscription Revenue of $194.8 million, up 6% year-over-year
•Q1 net cash provided by operating activities of $70.4 million, and free cash flow of $65.8 million
•RPO of $1.04 billion, up 10%, and cRPO up 5% year-over-year

NEW YORK, New York--June 3, 2026--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its first fiscal quarter ended April 30, 2026.
“We delivered solid first‑quarter results with revenue growth, expanding subscription revenue, and strong profitability,” said Sprinklr President and CEO, Rory Read. Read continued, “Our renewals are improving, and we have a healthy pipeline reflecting growing customer confidence as we execute the next phase of our transformation. With a strong balance sheet, an AI‑native platform, and more than $1 billion in total RPO, we believe we are well positioned for durable growth and long‑term value creation.”

First Quarter Fiscal 2027 Financial Highlights
•Revenue: Total revenue for the first quarter was $219.5 million, up from $205.5 million one year ago, an increase of 7% year-over-year. Subscription revenue for the first quarter was $194.8 million, up from $184.1 million one year ago, an increase of 6% year-over-year.
•Operating Income (Loss) and Margin: First quarter GAAP operating income was $10.6 million, compared to a loss of $1.8 million one year ago. Non-GAAP operating income was $31.7 million, compared to $36.7 million one year ago. First quarter GAAP operating margin was 5%, compared to (1)% one year ago. Non-GAAP operating margin was 14%, compared to 18% one year ago.
•Net Income (Loss) Per Share: First quarter GAAP net income per share, diluted was $0.02, compared to a loss per share of $0.01 in the first quarter of fiscal year 2026. Non-GAAP net income per share, diluted for the first quarter was $0.11, compared to $0.12 in the first quarter of fiscal year 2026.
•Cash, Cash Equivalents, and Marketable Securities: Total cash, cash equivalents, and marketable securities as of April 30, 2026 were $442.8 million.

Free cash flow, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to their closest comparable GAAP measure in the “Reconciliation of Non-GAAP Financial Measures” section below.
Financial Outlook
Sprinklr is providing the following guidance for the second fiscal quarter ending July 31, 2026:
•Subscription revenue between $193.5 million and $194.5 million.
•Total revenue between $214 million and $215 million.
•Non-GAAP operating income between $29.5 million and $30.5 million.
•Non-GAAP net income per share of approximately $0.10, assuming 241 million diluted weighted-average shares outstanding.

Sprinklr is providing the following updated guidance for the full fiscal year ending January 31, 2027:
•Subscription revenue between $779.5 million and $781.5 million.
•Total revenue between $866.5 million and $868.5 million.
•Non-GAAP operating income between $139 million and $141 million.
•Non-GAAP net income per share between $0.48 and $0.49, assuming 242 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”), we believe that the following non-GAAP financial measures are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.

We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges; amortization of stock-based compensation expense associated with capitalized internal-use software; amortization of acquired intangible assets; restructuring charges; costs associated with acquisitions; litigation, settlement, and related costs deemed unrelated to our core business operations; facility exit costs; and the estimated tax effect of these non-GAAP adjustments. We believe that it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our condensed consolidated financial statements presented in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, June 3, 2026, to discuss its first quarter fiscal 2027 financial results, as well as the second quarter and full year fiscal 2027 outlook, at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13760668. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.

Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,600+ enterprises — including Microsoft, P&G, Samsung, and 59% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year fiscal 2027, our renewals and pipeline, and our ability to generate durable growth and long-term value creation. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: the risk that the potential benefits of the stock repurchase program are not realized; our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products, or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party cloud service providers; the sufficiency of our cash, cash equivalents, and marketable securities to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable economic, political, and market conditions, including as a result of public health crises, fluctuations in inflation, interest, and foreign currency rates, the imposition of tariffs in the U.S. and abroad, the recent and any future U.S. government shutdown, or geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2026, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$163,333	$162,969
Marketable securities	279,475	339,537
Accounts receivable, net of allowance of $8.2 million and $7.4 million, respectively	195,790	278,081
Prepaid expenses and other current assets	106,697	107,393
Total current assets	745,295	887,980
Property and equipment, net	34,418	33,454
Goodwill and other intangible assets	50,194	50,144
Operating lease right-of-use assets	40,334	43,094
Deferred tax asset, non-current	64,281	70,400
Other non-current assets	127,325	119,989
Total assets	$1,061,847	$1,205,061

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$31,868	$33,781
Accrued expenses and other current liabilities	65,893	91,538
Operating lease liabilities, current	7,895	8,433
Deferred revenue	414,240	420,339
Total current liabilities	519,896	554,091
Deferred revenue, non-current	11,916	12,824
Operating lease liabilities, non-current	35,931	38,299
Other liabilities, non-current	5,644	7,204
Total liabilities	573,387	612,418
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	3	3
Treasury stock	—	(23,831)
Additional paid-in capital(1)	794,015	922,872
Accumulated other comprehensive loss	(9,049)	(5,711)
Accumulated deficit(1)	(296,513)	(300,694)
Total stockholders’ equity	488,460	592,643
Total liabilities and stockholders’ equity	$1,061,847	$1,205,061
(1) During the first fiscal quarter of fiscal year 2027, the Company changed the presentation of its share repurchase activity within stockholders’ equity from accumulated deficit to additional paid‑in capital. Prior-period balances have been recast to conform to the current-period presentation. This change represents a reclassification within equity only and does not affect total stockholders’ equity, net income, or cash flows.

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue:
Subscription	$194,789	$184,127
Professional services	24,690	21,373
Total revenue	219,479	205,500
Cost of revenue:
Subscription(1)	50,854	42,186
Professional services(1)	25,594	20,445
Total cost of revenue	76,448	62,631
Gross profit	143,031	142,869
Operating expenses:
Research and development(1)	23,360	22,811
Sales and marketing(1)	74,931	71,071
General and administrative(1)	34,785	34,429
Restructuring(1)	(654)	16,313
Total operating expenses	132,422	144,624
Operating income (loss)	10,609	(1,755)
Other income, net	5,689	6,930
Income before provision for income taxes	16,298	5,175
Provision for income taxes	12,117	6,743
Net income (loss)	$4,181	$(1,568)
Net income (loss) per share, basic	$0.02	$(0.01)
Weighted average shares used in computing net income (loss) per share, basic	240,518	256,647
Net income (loss) per share, diluted	$0.02	$(0.01)
Weighted average shares used in computing net income (loss) per share, diluted	243,135	256,647
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended April 30,
(in thousands)	2026	2025
Cost of revenue:
Subscription	$348	$265
Professional services	778	392
Research and development	4,174	3,886
Sales and marketing	4,797	6,295
General and administrative	9,904	9,576
Restructuring	—	866
Stock-based compensation expense, net of amounts capitalized	$20,001	$21,280

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$4,181	$(1,568)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	4,279	4,679
Provision for credit losses	868	1,972
Stock-based compensation, net of amounts capitalized	20,001	21,280
Non-cash lease expense	2,128	1,912
Deferred income taxes	6,169	2,839
Net accretion on marketable securities	(142)	(999)
Other non-cash items, net	(12)	7
Changes in operating assets and liabilities:
Accounts receivable	81,646	81,199
Prepaid expenses and other assets	(6,665)	(1,434)
Accounts payable	(1,920)	(843)
Operating lease liabilities	(2,259)	(1,945)
Accrued expenses and other liabilities	(30,708)	(21,456)
Deferred revenue	(7,190)	(1,867)
Net cash provided by operating activities	70,376	83,776
Cash flows from investing activities:
Purchases of marketable securities	(69,018)	(236,676)
Proceeds from sales and maturities of marketable securities	128,916	131,973
Purchases of property and equipment	(328)	(289)
Capitalized internal-use software	(4,233)	(2,786)
Other investing activities	—	(262)
Net cash provided by (used in) investing activities	55,337	(108,040)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	130	2,847
Payments for repurchase of Class A common shares and related excise tax	(125,000)	—
Net cash provided by (used in) financing activities	(124,870)	2,847
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(479)	2,985
Net change in cash, cash equivalents, and restricted cash	364	(18,432)
Cash, cash equivalents, and restricted cash at beginning of period	171,508	153,533
Cash, cash equivalents, and restricted cash at end of period	$171,872	$135,101

Sprinklr, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Non-GAAP gross profit and gross margin:
U.S. GAAP gross profit	$143,031	$142,869
Stock-based compensation expense and related charges(1)	1,152	670
Amortization of stock-based compensation expense - capitalized internal-use software	637	649
Non-GAAP gross profit	$144,820	$144,188
Gross margin	65%	70%
Non-GAAP gross margin	66%	70%

Non-GAAP operating income and operating margin:
U.S. GAAP operating income (loss)	$10,609	$(1,755)
Stock-based compensation expense and related charges(2)	20,495	20,764
Amortization of stock-based compensation expense - capitalized internal-use software	637	649
Litigation costs(3)	648	769
Restructuring costs(4)	(654)	16,313
Non-GAAP operating income	$31,735	$36,740
Operating margin	5%	(1)%
Non-GAAP operating margin	14%	18%

Free cash flow:
Net cash provided by operating activities	$70,376	$83,776
Purchase of property and equipment	(328)	(289)
Capitalized internal-use software	(4,233)	(2,786)
Free cash flow	$65,815	$80,701
(1) Employer payroll tax related to stock-based compensation for the periods ended April 30, 2026 and 2025 was immaterial as to the impact to gross profit.
(2) Includes employer payroll tax related to stock-based compensation expense of $0.5 million and $0.4 million for the three months ended April 30, 2026 and 2025, respectively.
(3) Relates to litigation, settlement, and related costs deemed unrelated to our core business operations.
(4) Includes employer payroll tax related to restructuring expenses of nil and $0.7 million for the three months ended April 30, 2026 and 2025, respectively.

	Three Months Ended April 30,
	2026			2025
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income and earnings per share:
U.S. GAAP net income (loss)	$4,181	$0.02	$0.02	$(1,568)	$(0.01)	$(0.01)
Stock-based compensation expense and related charges(1)	20,495	0.09	0.08	20,764	0.09	0.08
Amortization of stock-based compensation expense - capitalized internal-use software	637	—	—	649	—	—
Income tax expense(2)	2,387	0.01	0.01	(4,611)	(0.01)	(0.01)
Litigation costs(3)	648	—	—	769	—	—
Restructuring costs(4)	(654)	—	—	16,313	0.06	0.06
Non-GAAP net income	$27,694	$0.12	$0.11	$32,316	$0.13	$0.12
Weighted-average shares outstanding		240,518	243,135		256,647	267,528
(1) Includes employer payroll tax related to stock-based compensation of $0.5 million and $0.4 million for the three months ended April 30, 2026 and 2025, respectively.
(2) Represents the Company’s current and deferred income tax expense commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 26% for both the three months ended April 30, 2026 and 2025. The Company uses an annual tax rate in its computation of the non-GAAP income tax provision and excludes the direct impact of stock-based compensation expense, employer tax costs related to stock-based compensation, intangible amortization expense, amortization of stock-based compensation expense associated with capitalized internal-use software, non-recurring litigation costs, restructuring costs, and settlement of prior year tax positions.
(3) Relates to litigation, settlement, and related costs deemed unrelated to our core business operations.
(4) Includes employer payroll tax related to restructuring expenses of nil and $0.7 million for the three months ended April 30, 2026 and 2025, respectively.